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                                                                   EXHIBIT 10.37

                                    SUBLEASE

THIS SUBLEASE ("Sublease"), dated November 17, 1998 for reference purposes only, is entered into by and between Caliper Technologies Corp., a Delaware corporation ("Sublandlord") and VIVUS, INC., a Delaware corporation, ("Subtenant").

                                    RECITALS

      A. Sublandlord leases certain premises (the "Master Lease Premises") located in that certain building ("Building") at 605 East Fairchild Drive, Mountain View, California, from 605 East Fairchild Associates, L.P., a California limited partnership ("Master Landlord"), pursuant to that certain Lease Agreement dated October 15, 1998 (the "Master Lease"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

      B. Sublandlord desires to sublease a portion of the Master Lease Premises to Subtenant, and Subtenant desires to sublease a portion of the Master Lease Premises from Sublandlord on the terms and provisions hereof.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

      1. SUBLEASED PREMISES. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the premises described in Exhibit A (the "Subleased Premises"). The Subleased Premises contain approximately 6000 square feet.

      2. TERM. Subject to obtaining the consent of Master Landlord as described below, this Sublease shall commence on December 1, 1998, (the "Commencement Date") and shall expire, at 11:59 p.m. on November 30, 1999, unless extended or sooner terminated pursuant to any provision hereof. Provided Subtenant is not in default hereunder, following expiration of the initial term of this Sublease, the term hereof shall be deemed extended on a month to month basis, unless either party shall give sixty days prior written notice of its election to terminate this Sublease.

      3. POSSESSION. If for any reason Sublandlord cannot deliver possession of the Subleased Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof

      4.    RENT.

            (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Sublandlord in the amount of Eighteen Thousand Dollars ($18,000).


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Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notice to Sublandlord below. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a thirty day calendar month. It is the intention of the parties hereto that the foregoing Rent shall constitute gross rent for fully serviced Subleased Premises and Subtenant shall not be liable for any additional rent, operating charges, maintenance, taxes, utilities, or expenses, except for telephone and telecommunication services and except as hereinafter provided.

            (b) Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum of Thirty Six Thousand Dollars ($36,000), constituting payment in advance of the first month's Rent, together with the Security Deposit, as set forth in Section 5 below.

      5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Eighteen Thousand Dollars ($18,000) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within ten days of the expiration or earlier termination of this Sublease, provided Subtenant has surrendered possession of the Subleased Premises in accordance with the terms of this Sublease.

      6. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, in whole or in part, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant unless Subtenant has obtained Sublandlord's consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant from its obligations hereunder.

      7. ACCEPTANCE OF SUBLEASED PREMISES IN "AS-IS" CONDITION. Sublandlord does not warrant the condition of the Subleased Premises. Subtenant acknowledges, represents and warrants that it has been in possession of the Subleased Premises, and of the entire Master Lease Premises, prior to the commencement of this Sublease, pursuant to the terms of a separate lease between Master Landlord and Subtenant, and hereby accepts the Subleased Premises in its "as-is" condition.


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      8.    TENANT IMPROVEMENTS; ALTERATIONS.

            a. NO INITIAL IMPROVEMENTS; AS-IS. Sublandlord has no obligation to construct any initial tenant improvements and Subtenant acknowledges that it accepts the Subleased Premises in its "as-is" condition.

            b. ADDITIONAL ALTERATIONS. Subtenant shall not make or suffer to be made any additional alterations, additions or improvements to the Subleased Premises without the prior written consent of both Sublandlord and Master Landlord, which may be withheld in the sole discretion of either.

      9. USE. Subtenant may use the Subleased Premises only for general office purposes and no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating Subtenant's use of the Subleased Premises. Subtenant shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

      10.   PARKING. Subtenant shall have the right to use 35 parking spaces.

      11.   INCORPORATION OF SUBLEASE.

            (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, Sublandlord being substituted for the "Landlord" (referred to herein as the Master Landlord) in the Master Lease, Subtenant being substituted for the "Tenant" in the Master Lease and the "term of this Sublease" being substituted for any reference to the initial or any extended term of the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Subleased Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to "this Lease," the same shall mean this Sublease.

            (b) The following Sections of the Master Lease are not incorporated herein: Sections 1, 2, 3, 4, 5, 8, 9a, 9d, 11, 12c, 12e, 14a, 14b, 22, 23, 26, 34, 36, 38, 39, 40c, 41, 42, 43, 44, 45, and all exhibits thereto.

            (c) Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Subleased Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Subleased Premises or Building is the responsibility of Master Landlord


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(collectively "Master Landlord Obligations"), upon Subtenant's request,
Sublandlord shall use reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations. It is expressly understood that the services and repairs which are incorporated herein by reference, will in fact be furnished by Master Landlord, and not by Sublandlord, except to the extent otherwise provided in the Master Lease. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. In addition, Subtenant shall have the right to contact Master Landlord directly to cause it to so perform.

      12. INSURANCE. Subtenant shall be responsible for insuring its personal property, tenant improvements and equipment in the amount of their full replacement value and shall maintain comprehensive general liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence respecting the use and occupancy of the Subleased Premises. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

      13. DAMAGE, DESTRUCTION, CONDEMNATION. If the Master Lease terminates as a result of a casualty or condemnation, this Sublease shall terminate as well. In the event that the Subleased Premises are damaged, destroyed, or subject to a taking by condemnation and the rent for the space within the Subleased Premises is abated under the Master Lease, the rent under this Sublease shall be proportionately abated.

      14. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

            TO SUBLANDLORD AT:    Caliper Technologies Corp.
                                  605 E. Fairchild Drive
                                  Mountain View, CA  94043

                                         Attn: VP of Operations

            WITH COPY TO:         Cooley Godward LLP
                                  One Maritime plaza, 20th Floor
                                  San Francisco, Ca 94111-3580

                                         Attn:  Anna B. Pope, Esq.

            TO SUBTENANT AT:             the Subleased Premises.


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      15.   EARLY TERMINATION OF SUBLEASE. If, without the fault of Sublandlord, the Sublease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right without Subtenant's approval. Within forty eight hours of Sublandlord's receipt of any notice of default under the Master Lease, Sublandlord shall give a copy of such notice to Subtenant.

      16. CONSENT OF SUBLANDLORD AND MASTER LANDLORD. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

      17. BROKERS. Each party hereto represents and warrants that it has dealt with no broker, in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty. Sublandlord shall pay all brokerage commissions to such brokers.

      18. SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear and damage due to casualty not caused by Subtenant or condemnation.

      19. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

      20. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.


SUBLANDLORD




By: /s/
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Its:
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SUBTENANT

VIVUS, INC.


By: /s/ Richard Walliser
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Its: CFO
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CALIPER TECHNOLOGIES CORP.


By: /s/
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Its: Orlando Romera, Director of Facilities
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